                                  EXHIBIT 99.2
                                  ------------

                           WELDON JORDAN & ASSOCIATES
                          Certified Public Accountants








                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Union Bancshares Corp.
Bellevue, Ohio

We have audited the accompanying consolidated balance sheet of Union Bancshares Corp. and Subsidiaries as of July 31, 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the ten months ended July 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Union Bancshares Corp. and Subsidiaries as of July 31, 1996 and the results of its operations and cash flows for the ten months ended July 31, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 12 to the financial statements, the Corporation has agreed to a merger effective August 1, 1996.

                                            /s/ Weldon Jordan and Associates
                                            --------------------------------
                                            Weldon Jordan and Associates

August 9, 1996

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  July 31, 1996



ASSETS
Cash and due from banks (Note 2)                                  $   2,558,318
Federal funds sold                                                    3,655,000
                                                                  -------------
    Cash and cash equivalents (Note 1)                                6,213,318
Investment securities (Note 3)                                       30,244,093
Loans and lease receivables (Note 4)                                 61,553,026
Less: allowance for loan loss (Note 5)                                 (710,605)
                                                                  -------------
    Net loans and lease receivables                                  60,842,421
Premises and equipment (Note 6)                                       1,442,478
Other real estate owned (Note 1)                                         15,320
Accrued interest receivable                                             918,154
Other assets (Note 9)                                                   426,634
                                                                  -------------

                     Total assets                                 $ 100,102,418
                                                                  ==============

LIABILITIES
Deposits
    Non-interest bearing demand                                   $   4,913,832
    Interest-bearing demand                                          25,572,563
    Savings                                                          15,150,068
    Time deposits, $100,000 and greater                              13,937,234
    Other time                                                       30,337,743
                                                                  -------------
        Total deposits                                               89,911,440
Accrued interest payable                                                314,386
Other liabilities (Note 7)                                              141,831
                                                                  -------------
             Total liabilities                                       90,367,657
                                                                  -------------
SHAREHOLDERS' EQUITY
Common stock, $5 par value; 300,000 shares authorized;
224,901 shares issued                                                 1,124,505
Capital surplus                                                       1,229,152
Retained earnings (Note 2)                                            7,483,188
Unrealized loss on available for sale securities                        (98,424)
                                                                  -------------
      Total before treasury stock                                     9,738,421
Less treasury stock, at cost; 183 shares                                 (3,660)
                                                                  -------------
             Total shareholders' equity                               9,734,761
                                                                  -------------

                     Total liabilities and shareholders' equity   $ 100,102,418
                                                                  =============



                See accompanying notes to financial statements.

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                         Ten Months ended July 31, 1996

Interest income
Interest and fees on loans and leases                                 $4,673,538
Interest and dividends on taxable securities                           1,189,377
Interest on tax exempt securities                                        273,571
Other interest                                                           183,285
                                                                      ----------
    Total interest income                                              6,319,771
                                                                      ----------
Interest expense
Interest on demand deposits                                              535,384
Interest on savings deposits                                             359,047
Interest on time deposits                                              2,022,073
                                                                      ----------
    Total interest expense                                             2,916,504
                                                                      ----------

Net interest income                                                    3,403,267

Provision for loan loss (Note 5)                                          20,000
                                                                      ----------

Net interest income after provision for loan loss                      3,383,267
                                                                      ----------
Non-interest income
Service charges and fees                                                 199,224
Security gains, net                                                       13,613
Other income                                                              79,944
                                                                      ----------
    Total non-interest income                                            292,781
                                                                      ----------
Non-interest expense
Salaries and employee benefits (Note 9)                                1,190,468
Occupancy, furniture and equipment                                       321,510
Data processing expense                                                  167,181
Other taxes                                                              130,714
Insurance                                                                 21,616
Professional services                                                    190,348
Other expenses                                                           398,278
                                                                      ----------
    Total non-interest expense                                         2,420,115
                                                                      ----------

Income before income taxes                                             1,255,933
Provision for income tax (Note 7)                                        416,706
                                                                      ----------
Net income                                                            $  839,227
                                                                      ==========

Earnings per common share (Note 1)                                    $     3.73
                                                                      ==========


                See accompanying notes to financial statements.

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                         Ten months ended July 31, 1996

                                                                               Unrealized Gain                   Total
                                    Common        Capital       Retained     (Loss) on Available  Treasury   Shareholders'
                                    Stock         Surplus       Earnings     for Sale Securities    Stock       Equity
                                    -----         -------       --------     -------------------    -----       ------
Balance, September 30, 1995      $ 1,124,505    $ 1,229,152    $ 6,756,320      $ 130,644         $ (3,660)   $ 9,236,961

Net income - ten months                                            839,227                                        839,227

Cash dividends ($.50 per share)                                   (112,359)                                      (112,359)

Change in unrealized gain
(loss), net of taxes                                                             (229,068)                       (229,068)
                                 -----------    -----------    -----------      ---------         --------    -----------

Balance, July 31, 1996           $ 1,124,505    $ 1,229,152    $ 7,483,188      $ (98,424)        $ (3,660)   $ 9,734,761
                                 ===========    ===========    ===========      =========         ========    ===========



                See accompanying notes to financial statements.

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                         Ten months ended July 31, 1996

Cash flows from operating activities
    Net income                                                     $    839,227
    Adjustments to reconcile net income to
      net cash from operating activities:
         Depreciation                                                   135,083
         Net investment amortization                                     17,270
         Net deferred loan fees                                         (24,281)
         Net gains on securities                                        (13,613)
         Deferred taxes                                                  (8,728)
         Provision for loan loss                                         20,000
         Changes in:
             Accrued interest receivable                                190,406
             Accrued interest payable                                    59,426
             Other assets and liabilities                                64,450
                                                                   ------------
                Total adjustments                                       440,013
                                                                   ------------
         Net cash from operating activities                           1,279,240
                                                                   ------------

Cash flows from investing activities
    Proceeds from sales and maturities of investment securities       8,887,833
    Purchase of held to maturity investment securities                 (854,586)
    Purchase of available for sale investment securities            (12,018,151)
    Net decrease in loans                                             1,895,124
    Loans purchased                                                  (1,227,700)
    Property and equipment expenditures                                (255,878)
                                                                   ------------
         Net cash from investing activities                          (3,573,358)
                                                                   ------------
Cash flows from financing activities
    Net increase in deposit accounts                                  5,445,639
    Principal payment on note                                          (120,000)
    Dividends paid                                                     (112,359)
                                                                   ------------
         Net cash from financing activities                           5,213,280
                                                                   ------------

Net change in cash and cash equivalents                               2,919,162

Cash and cash equivalents at beginning of year                        3,294,156
                                                                   ------------
Cash and cash equivalents at end of year                           $  6,213,318
                                                                   ============


                See accompanying notes to financial statements.

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Corporation are based on generally accepted accounting principles and conform to general practices within the banking industry. The following is a description of the more significant accounting policies followed by the Corporation.

CONSOLIDATION: The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries, The Union Bank & Savings Company
(Bank), Union Ohio Brokerage, Inc. and Union Ohio Leasing Corp. Farmers and Citizens, a wholly-owned subsidiary of The Union Bank & Savings Company, is a real estate company which leases a branch office to the Bank. All significant intercompany accounts and transactions have been eliminated.

ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT SECURITIES, AVAILABLE FOR SALE: Available for sale securities are reported at fair value. Unrealized holding gains and losses, net of tax, are reported as a separate component of shareholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Premiums and discounts are recognized in interest income over the period to maturity using the effective yield method.

INVESTMENT SECURITIES, HELD TO MATURITY: Securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Management has the ability and intent to hold these securities until maturity. Premium amortization is deducted from, and discount accretion is added to, interest income on investment securities using the effective yield method.

INTEREST AND FEES ON LOANS: Interest income from loans is computed using the simple interest method and is credited to income daily. The accrual of interest on impaired loans is discontinued, in management's opinion, when the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

Loan origination fees and certain loan origination costs are deferred and recognized in interest income over the lives of the related loans or leases.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: The Bank, in the normal course of business, makes commitments to extend credit and guarantees which are not reflected in the financial statements. See Note 8 for a summary of these financial instruments.





                                 (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONCENTRATION OF CREDIT RISK: The Bank grants lease financing, commercial, real estate and installment loans to customers mainly in north central Ohio. Real estate mortgages make up approximately 72% of the loan portfolio and are secured primarily by first and second mortgages on residential real estate, business real estate and agricultural real estate. Commercial loans include loans secured by business assets and agricultural loans secured by crops and equipment. Commercial loans make up approximately 12% of the loan portfolio and these loans are expected to be repaid from cash flow from operations of the borrower. At July 31, 1996, approximately 10% of the total loans relate to the agriculture industry.

ALLOWANCE FOR LOAN LOSS: The allowance for loan loss, which is reported as a deduction from loans, is available for loan charge-offs. This allowance is increased by provisions charged to earnings and is reduced by loan charge-offs, net of recoveries. The adequacy of the allowance is based on management's evaluation of several key factors, including information about specific borrower situations, their financial position and collateral values, current economic conditions, changes in the mix and levels of the various types of loans, past charge-off experience and other pertinent information. The allowance for loan loss is based on estimates using currently available information. Ultimate losses may vary from current estimates due to changes in circumstances. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. Charge-offs are made against the allowance for loan loss when management concludes that loan amounts are likely to be uncollectible.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. Upon the sale or other disposal of the assets, the costs and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized. Maintenance and repairs are charged to expense as incurred while major additions and improvements are capitalized.

OTHER REAL ESTATE: Real estate owned, other than that used in the normal course of business, is carried at the lower of cost or fair market value. Any reduction to fair market value at the time of acquisition is accounted for as a loan loss. Any subsequent reduction in fair market value is recorded as a loss on other assets.

PENSION PLAN: A trusteed, non-contributory defined benefit pension plan covers substantially all employees. Funding of the Plan equals or exceeds the minimum funding requirements as determined by the actuary.

                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES: The Corporation files a consolidated federal income tax return. Deferred income taxes are provided using the liability method for temporary differences between the financial statement and tax basis of assets and liabilities. The differences relate primarily to depreciation on premises and equipment, allowance for loan loss, leases, deferred loan fees and pension expense.

EARNINGS PER SHARE: Earnings per share are calculated on the basis of the weighted average number of shares outstanding. The earnings per share were $3.73 in the ten months ended July 31, 1996.

STATEMENT OF CASH FLOWS: The Corporation considers cash and due from banks and federal funds sold to be "cash equivalents." The Corporation reports net cash flows for customer loan transactions and deposit transactions. Cash paid for interest totaled $2,855,063 and cash paid for income taxes totaled $250,000 in the ten months ended July 31, 1996.

NOTE 2 - REGULATION AND RESTRICTIONS

Union Bancshares Corp. is regulated and supervised by the Federal Reserve Bank. Funds for the payment of cash dividends by Union Bancshares Corp. are obtained from dividends received from its subsidiary bank.

Regulations require the approval of the Superintendent of Banks for the Bank's declaration of dividends that exceed the total of the Bank's net profit for the year, combined with its retained net profits of the preceding two years, less any required transfers to surplus. Bank dividends at July 31, 1996 were restricted to approximately $1,905,000. In addition to these restrictions, as a practical matter, dividend payments cannot reduce regulatory capital levels below minimum regulatory guidelines. These restrictions do not presently limit the Bank from paying normal dividends to the Corporation.

Banking regulations require the Corporation's bank subsidiary to maintain cash reserves which are unavailable for investment. The amounts of such reserves, which are included in cash and due from banks in the consolidated balance sheet, were $657,000 at July 31, 1996.







                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996

NOTE 3 - INVESTMENT SECURITIES

Debt and equity securities have been classified according to management's intent. The amortized cost and approximate fair value of investment securities at July 31, 1996 are as follows:

                                                     Gross        Gross
                                       Amortized   Unrealized   Unrealized      Fair
Available for sale securities            Cost        Gains        Losses        Value
                                         ----        -----        ------        -----
U.S. Treasury obligations           $  8,494,826   $ 18,881     $  78,147  $  8,435,560
Obligations of federal agencies        2,521,420                   55,265     2,466,155
States and political subdivisions        508,862                    5,316       503,546
Mortgage-backed securities             9,336,902     22,509        85,251     9,274,160
Other debt securities                  2,210,051     49,798        16,335     2,243,514
                                    ------------   --------     ---------  ------------
    Total debt securities             23,072,061     91,188       240,314    22,922,935
Equity investments                       459,400                                459,400
                                    ------------   --------     ---------  ------------
    Total investment securities     $ 23,531,461   $ 91,188     $ 240,314  $ 23,382,335
                                    ============   ========     =========  ============


                                                     Gross        Gross
                                      Amortized    Unrealized   Unrealized      Fair
Held to maturity securities              Cost        Gains        Losses       Value
                                         ----        -----        ------       -----
Obligations of federal agencies      $   612,394    $  4,302     $  7,573   $   609,123
States and political subdivisions      5,876,616      56,821       37,407     5,896,030
Mortgage-backed securities               372,748          68                    372,816
                                     -----------    --------     --------   -----------
    Total debt securities            $ 6,861,758    $ 61,191     $ 44,980   $ 6,877,969
                                     ===========    ========     ========   ===========

The amortized cost and estimated fair value of debt securities at July 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                      ---Held to Maturity---    ---Available for Sale---
                                      Amortized       Fair      Amortized        Fair
                                         Cost         Value        Cost          Value
                                         ----         -----        ----          -----
Due in one year or less             $  2,199,534  $ 2,208,070 $  3,498,399   $  3,514,851
Due in one through five years          2,945,025    2,963,603    5,396,427      5,315,980
Due in five through ten years          1,344,451    1,333,480    2,521,420      2,466,155
Due after ten years                                                108,862        108,275
Mortgage-backed securities               372,748      372,816    9,336,902      9,274,160
Other debt securities                                            2,210,051      2,243,514
                                    ------------  ----------- ------------   ------------
    Total debt securities           $  6,861,758  $ 6,877,969 $ 23,072,061   $ 22,922,935
                                    ============  =========== ============   ============











                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996

NOTE 3 - INVESTMENT SECURITIES (Continued)

At July 31, 1996, investment securities with an amortized cost of $16,957,231 were pledged to secure deposits.

Proceeds from the sale of investment securities available for sale were $3,013,465 for the ten months ended July 31, 1996, resulting in gross gains of $42,274 and gross losses of $28,661.

At July 31, 1996, a net unrealized holding loss of $98,424, net of $50,702 of federal income taxes, was recognized.

Included in the July 31, 1996 investment securities is one structured note security with an amortized cost of $184,971 and a fair value of $188,154. This security was purchased to assist the Corporation in managing interest rate risk.

During December 1995, as permitted by the Financial Accounting Standards Board, the Corporation transferred investment securities with an amortized cost of $3,418,959 and an unrealized loss of $17,759 from held to maturity securities to available for sale securities.

NOTE 4 - LOANS AND LEASE RECEIVABLES

Loans and lease receivables at July 31, 1996 are summarized as follows:

             Real Estate                                     $ 44,414,079
             Installment                                        8,569,689
             Credit card                                          460,905
             Commercial                                         7,632,000
             Lease finance receivables                            467,547
             Overdrafts                                             8,806
                                                            -------------
                Total loans and lease receivables            $ 61,553,026
                                                             ============

There were no impaired or non-accrual loans at July 31, 1996.

At July 31, 1996, certain officers, directors and related parties were indebted to the Bank in the aggregate amount of $311,316.

                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996

NOTE 5 - ALLOWANCE FOR LOAN LOSS

Changes in the allowance for loan loss are as follows:

             Beginning balance, September 30, 1995                    $ 685,343
             Provision for loan loss                                     20,000
             Loans charged off                                           (5,155)
             Recoveries                                                  10,417
                                                                      ---------
                Ending balance, July 31, 1996                         $ 710,605
                                                                      =========

NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation. A summary of the accounts as of July 31, 1996 is as follows:

             Land and buildings                                       $ 1,898,853
             Furniture and equipment                                    1,179,739
                                                                      -----------
                Total cost                                              3,078,592
             Accumulated depreciation                                  (1,636,114)
                                                                       ----------

                Premises and equipment, net                           $ 1,442,478
                                                                      ===========

NOTE 7 - INCOME TAX

The federal income tax provision for the period ended July 31, 1996 consists of the following:

             Current taxes                                            $ 425,434
             Deferred taxes                                              (8,728)
                                                                      ---------

                Total                                                 $ 416,706
                                                                      =========

The Corporation's provision for income tax differs from the statutory rates as follows:

             Tax at statutory rate (34%)                              $ 427,017
             Increase (reduction) in tax resulting from:
                Tax-exempt income                                       (93,014)
                Non-deductible interest expense                          13,022
                Other                                                    69,681
                                                                       --------

                Total                                                  $ 416,706
                                                                       =========













                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996

NOTE 7 - INCOME TAX (Continued)

The tax effects of each significant temporary difference included in the deferred taxes are presented below:

         Deferred tax assets:
         Allowance for loan loss                                $  60,570
         Deferred loan fees                                        39,103
         Unrealized loss on available for sale securities          50,702
                                                                ---------
                  Total                                           150,375
                                                                ---------
         Deferred tax liabilities:
         Depreciation                                             (31,914)
         Leases                                                   (36,383)
         Pension costs                                            (46,676)
         Discount accretion on investment securities              (23,295)
         Stock dividends                                          (17,374)
         Other                                                    (23,500)
                                                                ---------
                  Total                                          (179,142)
                                                                ---------
         Net deferred tax liability                             $ (28,767)
                                                                =========

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet financial needs of its customers. These financial instruments include commitments to make loans and lines of credit. The Bank's exposure to credit loss, in the event of non-performance by the other party to the financial instrument, for commitments to make loans and lines of credit is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded in the financial statements.

As of July 31, 1996, the Bank had commitments to extend credit approximating $10,093,478. Since many commitments to make loans expire without being used, this amount does not necessarily represent future cash commitments. The credit risk involved is essentially the same as that involved in extending loans to customers.

The Bank is a defendant in legal actions arising from normal business activities. Management believes that those actions are without merit or that the ultimate liability, if any, resulting from these actions will not materially affect the Bank's financial position.


















                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996

NOTE 9 - PENSION PLAN

The Bank has a defined benefit pension plan covering substantially all employees. Eligibility requirements are age 20 and one half, with six months of service. The Bank's funding policy is to contribute annually an amount that can be deducted for federal income tax purposes using a different actuarial cost method and different assumption from those used for financial reporting. Plan assets primarily include U.S. Government obligations, listed stocks and cash surrender value of life insurance policies.

The unrecognized transition asset is being amortized on a straight-line basis over the estimated average remaining service period of plan participants of
16.94 years. The unrecognized prior service cost originated in 1990 by an amendment to the benefit formula which increased the benefit percentage. Prior service costs are to be amortized over the average remaining service period of active employees.

The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations were 7% and 4%, respectively. The expected long-term rate of return on assets was 7%. A contribution of $156,281 was made to the Plan for the plan year beginning October 1, 1995.

The funded status and the prepaid pension cost recognized in the Corporation's balance sheet at July 31 is as follows:

Actuarial present value of benefit obligations:
    Vested benefits                                                 $ 1,237,200
    Nonvested benefits                                                    4,000
                                                                    -----------

    Accumulated benefit obligations                                 $ 1,241,200
                                                                    ===========

Projected benefit obligation                                        $ 1,764,100
Plan assets at fair value                                             1,664,400
                                                                    -----------
    Plan assets less than projected benefit obligation                  (99,700)
Unrecognized net loss                                                   161,500
Unrecognized transition asset                                           (91,700)
Unrecognized prior service cost                                         167,200
                                                                    -----------

         Prepaid pension                                            $   137,300
                                                                    ===========






















                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996

NOTE 9 - PENSION PLAN (Continued)

Net pension expense for the seven month period ending July 31, 1996 is comprised of the following components:

         Service cost for benefits earned during the year      $  40,034
         Interest cost on projected benefit obligation            62,157
         Return on plan assets                                   (62,305)
         Net amortization of deferred items                       (3,906)
                                                               ---------

             Net pension cost                                  $  35,980
                                                               =========

NOTE 10 - EMPLOYMENT CONTRACTS

The Corporation has employment contracts with certain officers which extend until September 1998. The approximate minimum payments under these contracts are as follows:


         1996                                                  $ 229,000
         1997                                                    238,000
         1998                                                    185,000
                                                               ---------

                                                               $ 652,000
                                                               =========


As a result of the merger described in Note 12, the contracts were accepted by Croghan Bancshares, Inc. The contracts can be terminated if certain specific events occur.

NOTE 11 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments at July 31, 1996:

CASH AND CASH EQUIVALENTS: The carrying amounts of cash and cash equivalents approximate the fair value.

INVESTMENT SECURITIES: Fair values of investment securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  July 31, 1996

NOTE 11 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

LOANS: For certain homogeneous categories of variable rate loans and short-term single payment notes, the outstanding balance is a reasonable estimate of fair value. The fair value of other types of loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

DEPOSIT LIABILITIES: The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at July 31, 1996. The fair value of fixed maturity time deposits is estimated using the rates currently offered for deposits of similar remaining maturities.

OTHER: The fair value of commitments to extend credit is determined to be the contract amount since these financial instruments generally represent commitments at existing rates.

The estimated fair values of financial instruments at July 31, 1996 are as follows:

                                                     Carrying           Fair
                                                       Value            Value
                                                       -----            -----
Financial Assets:
    Cash and cash equivalents                       $ 6,213,318      $ 6,213,318
    Investment securities                            30,244,093       30,260,304
    Loans, net                                       60,842,421       60,840,575
                                                    -----------      -----------
           Total                                    $97,299,832      $97,314,197
                                                    ===========      ===========
Financial Liabilities:
    Deposits                                        $89,911,440      $90,475,054
                                                    ===========      ===========
Unrecognized Financial Instruments:
    Commitments to extend credit                    $10,093,478      $10,093,478
                                                    ===========      ===========

The fair value estimates of financial instruments do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. The fair values also do not reflect the value of anticipated future business or the value of assets and liabilities not considered financial instruments.

NOTE 12 - MERGER AGREEMENT

Under the terms of a definitive agreement approved by the Board of Directors of each corporation in February 1996, Union Bancshares Corp. agreed to merge with a newly formed subsidiary of Croghan Bancshares, Inc. The merger occurred on August 1, 1996. Under the agreement, each outstanding share of common stock of Union Bancshares Corp. will be exchanged for $90.01 in cash from Croghan Bancshares, Inc.